Exhibit 99.k.6

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of July 24, 2014, is by and among STONECASTLE FINANCIAL CORP., a Delaware corporation (the “Borrower”), the lender listed on the signature pages hereof (the “Lender”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as Administrative Agent and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A.                                    The Borrower, the Lender, and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 9, 2014 (the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.                                    The Borrower has requested that the Lender and the Administrative Agent amend the Credit Agreement, as more fully set forth herein.

C.                                    The Lender and the Administrative Agent are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                      AMENDMENTS.

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by adding the defined term “Administrative Agent Account” in proper alphabetical order to read as follows:

“Administrative Agent Account” means a deposit account maintained by Borrower with the Administrative Agent with respect to which the Administrative Agent has “control” as provided in Section 9.104 of the UCC and a perfected, first security interest for the benefit of the Secured Parties to secure the Obligations.

(b)                                 Section 1.1 of the Credit Agreement is hereby amended by adding the defined term “Equity Issuance” in proper alphabetical order to read as follows:

“Equity Issuance” has the meaning set forth in Section 8.6.

(c)                                  The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 100% of Cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries held by the

Collateral Trustee in the Collateral Account or the Administrative Agent in the Administrative Agent Account for the benefit of the Secured Parties, plus (b) 50% (or such lower percentage as the Administrative Agent shall determine from time to time based on market, liquidity and other factors) of the Fair Market Value of all Publicly-Traded Securities owned by the Borrower and the Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account or the Administrative Agent in the Administrative Agent Account for the benefit of the Secured Parties, plus (c) 40% of the Market Value of all Eligible Securities owned by the Borrower and the Restricted Subsidiaries and held by the Collateral Trustee in the Collateral Account or the Administrative Agent in the Administrative Agent Account for the benefit of the Secured Parties minus (d) $250,000; provided, that (i) if the Market Value or Fair Market Value, as appropriate, of the aggregate Eligible Securities of issuers located in the same state exceed 20% of the Eligible Securities and Publicly-Traded Securities eligible to be included in the Borrowing Base, the amount of such excess shall not be included in the Borrowing Base and (ii) if the Market Value or Fair Market Value, as appropriate, of the aggregate Eligible Securities in any single issuer would otherwise constitute more than 15% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base without the prior approval (not to be unreasonably withheld or delayed) of the Lenders, which shall be communicated to Borrower within three Business Days from the date Borrower submits a written request to the Administrative Agent for such approval; provided, that the Administrative Agent’s failure to respond to such request within such three day period shall be deemed to be a denial of such request.

(d)                                 The definition of “Net Cash Proceeds” set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Net Cash Proceeds” means with respect to the sale of any asset by Borrower or any Restricted Subsidiary or issuance of Debt by such Person or any Equity Issuance, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale or issuance (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Debt under the Loan Documents), (B) the out-of-pocket expenses incurred by Borrower or any Restricted Subsidiary in connection with such sale or issuance and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale or issuance as a result of any gain recognized in connection therewith.

(e)                                  Section 2.7(d) of the Credit Agreement is hereby amended by adding a new clause (iv) thereto to read as follows:

(iv)                              Concurrently with any Equity Issuance that occurs while a Default has occurred and is continuing, Borrower shall prepay the Revolving Credit Loans in an amount equal to 100% of the Net Cash Proceeds thereof. Each such mandatory prepayment shall be made and applied as provided in Section 2.7(d)(iii).

(f)                                   Section 2.8(a) of the Credit Agreement is hereby amended by deleting “$45,000,000” on the fourth line thereof and inserting “$70,000,000” in lieu thereof.

(g)                                  Section 4.4(a) of the Credit Agreement is hereby amended to read as follows:

(a)                                 Borrower shall at all times maintain the Collateral Account with the Collateral Trustee and Borrower shall promptly remit to the Collateral Account or the Administrative Agent Account all Return of Capital. So long as (i) no Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom, and (ii) a Restricted Period is not then in effect, Borrower may make withdrawals, transfers or other release of funds in the Collateral Account or the Administrative Agent Account in its sole discretion.

(h)                                 Section 6.16 of the Credit Agreement is hereby amended to read as follows:

Section 6.16  Collateral Account. All assets of Borrower and each other Obligated Party are held in or credited to the Collateral Account or the Administrative Agent Account.

(i)                                     Section 7.1 of the Credit Agreement is hereby amended by (i) re-lettering clause (r) thereof as clause “(s)” and adding a new clause (r) thereto to read as follows:

(r)                                    Equity Issuances. No later than thirty (30) days prior to the date of any Equity Issuance, written notice of such Equity Issuance, together with all of the terms, conditions and provisions thereof and all documents and agreements related thereto.

G)                                   Section 7.3 of the Credit Agreement is hereby amended to read as follows:

Section 7.3  Maintenance of Properties. Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain, keep, and preserve all of its Properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition. Borrower will at all times place and maintain the Collateral (a) in the custody of the Administrative Agent subject to the provisions of the Security Documents and the Administrative Agent Account or (b) in the custody of the Collateral Trustee subject to the provisions of the Collateral Account Control Agreement.

(k)                                 Section 7.12 of the Credit Agreement is hereby amended to read as follows:

Section 7.12  Collateral Account. Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) maintain the Collateral Account with the Collateral Trustee, (b) cause all Collateral to be held in the Collateral Account or the Administrative Agent Account and (c) promptly remit to the Collateral Account or the Administrative Agent Account all Return of Capital.

(1)                                 Section 8.6 of the Credit Agreement is hereby amended to read as follows:

Section 8.6  Limitation on Issuance of Equity. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, sell, assign,

or otherwise dispose of (a) any of its stock or other equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its stock or other equity interests, or (c) any option, warrant, or other right to acquire any of its stock or other equity interests ((a), (b) and (c) when other than to Borrower or another Restricted Subsidiary or as otherwise permitted pursuant to Section 8.5(g), collectively, an “Equity Issuance”), unless, in each case, such stock, other equity interests, securities, options, warrants or other rights have no characteristics or attributes of Debt and may not be required to be repurchased or redeemed by the Borrower or any of its Restricted Subsidiaries. For avoidance of doubt, this Section 8.6 permits the Borrower and its Restricted Subsidiaries to make Equity Issuances without the consent of the Administrative Agent or the Lenders so long as the stock, equity interests, securities, options or other rights which are the subject of the Equity Issuance have no characteristics or attributes of Debt and may not be required to be repurchased or redeemed by the Borrower or any of its Restricted Subsidiaries.

(m)                             Exhibit B, the Borrowing Base Report, is hereby amended to be in the form of Exhibit B attached to this First Amendment.

2.                                      REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this First Amendment:

(a)                                 the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b)                                 no event has occurred and is continuing which constitutes a Default or Event of Default;

(c)                                  (i) the Borrower has full power and authority to execute and deliver this First Amendment, (ii) this First Amendment has been duly executed and delivered by the Borrower, and (iii) this First Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)                                 neither the execution, delivery and performance of this First Amendment nor the consummation of any transactions contemplated herein, will conflict with (i) any Constituent Documents of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any Law applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by the Borrower pursuant to statutory law applicable to the Borrower as a condition to (i) the execution, delivery or performance by the Borrower of this First Amendment, or (ii) the acknowledgement by each Guarantor of this First Amendment.

3.                                      CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective on and as of the date hereof, subject to the following:

(a)                                 the representations and warranties set forth in Section 2 of this First Amendment shall be true and correct;

(b)                                 the Administrative Agent shall have received counterparts of this First Amendment executed by the Lender; and

(c)                                  the Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower.

4.                                      REFERENCE TO THE CREDIT AGREEMENT.

(a)                                 Upon and during the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this First Amendment.

(b)                                 Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

5.                                      COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder.

6.                                      EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this First Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

7.                                      GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This First Amendment shall be binding upon the Borrower, the Administrative Agent and the Lender and their respective successors and permitted assigns.

8.                                      HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

9.                                      ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date above written.

STONECASTLE FINANCIAL CORP.

By:	/s/ Joshua Siegel
	Name:	Joshua Siegel
	Title:	Chief Executive Officer

Signature Page – First Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ David K. Felan
Name:	David K. Felan
Title:	Senior Vice President

Signature Page – First Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ David K. Felan
Name:	David K. Felan
Title:	Senior Vice President

Signature Page – First Amendment